UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): January 1, 2012

Omega Protein Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-14003	76-0562134
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2105 CityWest Boulevard Suite 500 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

(713) 623-0060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the previously disclosed succession plan of Omega Protein Corporation (the “Company”), Joseph L. von Rosenberg III, the Company’s Chief Executive Officer and President, stepped down from those positions on December 31, 2011. Mr. von Rosenberg will remain with the Company as Chairman of the Board. Effective January 1, 2012, Bret D. Scholtes became the Company’s Chief Executive Officer and President, and Andrew Johannesen became the Company’s Chief Financial Officer and Executive Vice President.

In connection with Mr. von Rosenberg’s change in position, the Company and Mr. von Rosenberg amended and restated his employment agreement with the Company effective as of January 1, 2012 (as amended and restated, the “Employment Agreement”). The Employment Agreement reduces Mr. von Rosenberg’s annual base salary from $600,000 to $255,000 and has a term that continues until the earlier of (i) December 31, 2013 or (ii) the date of the Company’s 2013 Annual Meeting of Stockholders, if Mr. von Rosenberg has not been nominated by the Board of Directors of the Company (the “Board”) to be elected by the holders of the Company’s common stock to serve an additional three-year term as a Class III director of the Board. The Employment Agreement also provides that Mr. von Rosenberg’s outstanding stock options to purchase 166,667 shares of the Company’s common stock that were previously scheduled to vest on December 1, 2013 shall instead vest on December 1, 2012. All other stock options owned by Mr. von Rosenberg were not affected. The Employment Agreement does not provide any additional benefits to Mr. von Rosenberg upon his termination for any reason.

The Employment Agreement contains restrictions on Mr. von Rosenberg’s use of the Company’s confidential information and also provides that Mr. von Rosenberg will assign to the Company all worldwide rights in any intellectual property that he develops which relates to the business, products or services of the Company. During the term of the Employment Agreement, and for the three years following the termination of the agreement, Mr. von Rosenberg may not engage, directly or indirectly, in any business or enterprise which is in competition with the Company anywhere in the world, induce any Company employee to leave his or her employment with the Company, or solicit any distributor or customer to amend its business relationship with the Company.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference.

The Company has entered into employment agreements effective as of January 1, 2012 with Bret D. Scholtes, the Company’s President and Chief Executive Officer, Andrew C. Johannesen, the Company’s Executive Vice President and Chief Financial Officer, and Dr. Mark E. Griffin, the Company’s Senior Vice President – R&D/Sales and Marketing. Except as specifically noted below, the terms of the employment agreements are substantially identical for each of the officers.

The employment agreements have no term and may be terminated at any time by either the Company or the officer subject to the provisions of the agreements regarding notice and severance. Under the agreements, Messrs. Scholtes, Johannesen and Griffin are entitled to receive their current annual base salaries of $450,000, $325,000 and $300,000, respectively.

Upon a termination by the Company for any reason other than for Due Cause (as defined in the employment agreement), death or Disability (as defined in the employment agreement) and provided that the officer delivers an effective release in favor of the Company, the officer is entitled to receive a lump sum payment equal to the officer’s annual base salary, payable within five days after the date that such release has become effective. Upon a termination by the Company for any reason other than Due Cause, death or Disability in either case within twelve months after a Change of Control (as defined in the employment agreement) and provided that the officer delivers an effective release in favor of the Company, Mr. Scholtes is entitled to receive a lump sum payment equal to two times his annual base salary, and each of Messrs. Johannesen and Griffin is entitled to receive a lump sum payment equal to one-and-a-half times his annual base salary, in each case payable within five days after the date that such release has become effective.

Each agreement contains restrictions on the officer’s use of the Company’s confidential information and also provides that the officer will assign to the Company all worldwide rights in any intellectual property that he develops which relates to the business, products or services of the Company. During the term of the agreement, and for the three years following the termination of the agreement, the officer may not engage, directly or indirectly, in any business or enterprise which is in competition with the Company anywhere in the world, induce any Company employee to leave his or her employment with the Company, or solicit any distributor or customer to amend its business relationship with the Company.

The foregoing description of the employment agreements for Mr. Scholtes, Mr. Johanessen and Dr. Griffin does not purport to be complete and is qualified in its entirety by reference to these employment agreements, which are attached as Exhibit 10.2, 10.3 and 10.4 hereto, respectively, and incorporated by reference.

Effective January 1, 2012, the Board of Directors elected Dr. Jonathan Shepherd, age 65, as a Class III director of the Company, effective as of January 1, 2012. As a Class III director, Dr. Shepherd’s term is scheduled to expire at the Company’s 2013 Annual Meeting of Stockholders or as soon thereafter as his successor is duly elected and qualified.

Since 2004, Dr. Shepherd has served as Director General of The International Fishmeal and Fish Oil Organization (IFFO), an international non-profit organization which represents fish meal and fish oil producers and related trades throughout the world. Prior thereto, Dr. Shepherd was Group Managing Director of BioMar, a fish feed company based in Denmark. Prior thereto, Dr. Shepherd held a series of senior posts with Unilever, Peter Hand and Norsk Hydro connected with fish farming, pharmaceuticals, and feed manufacturing. Dr. Shepherd has a BVSc from Liverpool Veterinary School and a PhD from Stirling University. Dr. Shepherd is a citizen of the United Kingdom.

The Board has determined Dr. Shepherd to be “independent” as defined by the NYSE listing standards and the standards set by the Securities Exchange Act of 1934, as amended by the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), as well as the definition of “independent director” established by the Board.

Under the 2006 Long-Term Incentive Plan (the “Plan”) of the Company, on election to the Board, each independent director receives an automatic stock option grant under the Plan to purchase a number of shares of the Company’s common stock at fair market value on the date of the grant. The number of option shares is determined by the Board and is currently set at 14,200. These option shares have an exercise price of $7.19, the Fair Market Value (as defined in the Plan) of the common stock on the date of grant, and will be fully vested and exercisable six months and one day from the date of grant. The foregoing description of the stock option agreement is not complete and is qualified by reference to the stock option agreement between the Company and Dr. Shepherd, which is attached hereto as Exhibit 10.5 to this Form 8-K, and is incorporated herein by reference.

Effective as of January 1, 2012, the Compensation Committee of the Board awarded 25,000 shares of restricted common stock under the Plan to Bret D. Scholtes in connection with his promotion to Chief Executive Officer and President on that date. Pursuant to the terms of the Restricted Stock Agreement relative to the stock award, all of these shares will vest on January 1, 2015 and have a value of $7.19 per share, the Fair Market Value (as defined in the Plan) of the common stock on the date of grant.

The foregoing description of the Restricted Stock Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Restricted Stock Agreement, which is attached hereto as Exhibit 10.6 hereto and incorporated herein by reference.

Effective January 1, 2012, the Board of Directors reconstituted the memberships of the following Board Committees as follows:

Scientific Committee:

Dr. Jonathan Shepherd (Chairman)

Dr. Gary Allee

Dr. William E.M. Lands

Audit Committee:

Harry O. Nicodemus (Chairman)

Dr. Gary Allee

Gary Goodwin

Dr. William E.M. Lands

Effective January 1, 2012, the Board of Directors established the following fees for service on the Board’s Scientific Committee:

•	An annual retainer of $15,000, payable in four quarterly installments, payable to the Chairman of the Scientific Committee; and

•	A meeting attendance fee of $1,000 per meeting, payable to each member of the Scientific Committee for each meeting attended.

Item 7.01 Regulation FD Disclosure

On January 3, 2012, the Company issued a press release announcing that that Bret Scholtes, the Company’s President and Chief Executive Officer, and Andrew Johannesen, the Company’s Executive Vice President and CFO, will present at the ICR XChange Conference on Thursday, January 12, 2012 in Miami, Florida. For additional information regarding the presentation, please refer to the Company’s press release attached to this report as Exhibit 99.1 and incorporated herein by reference.

On January 3, 2012, the Company issued a press release announcing that it had completed its executive management succession plan. For additional information regarding the executive management succession plan, please refer to the Company’s press release attached to this report as Exhibit 99.2 and incorporated herein by reference.

On January 3, 2012, the Company issued a press release announcing that Dr. Jonathan Shepherd had joined the Board. For additional information regarding Dr. Shepherd, please refer to the Company’s press release attached to this report as Exhibit 99.3 and incorporated herein by reference.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the foregoing information, including Exhibits 99.1, 99.2 and 99.3, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and Exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Amended and Restated Employment Agreement between the Company and Joseph L. von Rosenberg III dated as of January 1, 2012.

10.2	Employment Agreement between the Company and Bret Scholtes dated as of January 1, 2012.

10.3	Employment Agreement between the Company and Andrew Johannesen dated as of January 1, 2012.

10.4	Employment Agreement between the Company and Dr. Mark Griffin dated as of January 1, 2012.

10.5	Non-Statutory Stock Option Agreement for Dr. Jonathan Shepherd dated as of January 1, 2012

10.6	Restricted Stock Agreement for Bret D. Scholtes dated as of January 1, 2012.

99.1	Text of Press Release dated January 3, 2012 titled “Omega Protein to Present at the 14th Annual ICR XChange Conference.”

99.2	Text of Press Release dated January 3, 2012 titled “Omega Protein Completes Executive Management Succession Plan.”

99.3	Text of Press Release dated January 3, 2012 titled “Omega Protein Announces Dr. Jonathan Shepherd Joins Board of Directors.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Omega Protein Corporation

Dated: January 4, 2012	/s/ John D. Held
John D. Held
Executive Vice President, General Counsel and Secretary